UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2008

Vishay Intertechnology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

63 Lancaster Avenue
Malvern, PA 19355	19355-2143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 610-644-1300
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On June 24, 2008, Vishay Intertechnology, Inc. (the “Company” or “Vishay”) entered into the Fourth Amended and Restated Credit Agreement (the “Amended Credit Agreement”) dated as of June 24, 2008, with Comerica Bank as lead arranger, book running manager, and administrative agent; Bank of America N.A. as co-syndication agent; JPMorgan Chase Bank, N.A., as co-syndication agent; and HSBC Bank USA, National Association, as documentation agent.

The Amended Credit Agreement amends certain terms of the Third Amended and Restated Credit Agreement, dated as of April 20, 2007, including the applicable interest rates with respect to borrowings under the revolving credit facility. The Amended Credit Agreement continues to provide a commitment of up to $250 million through April 20, 2012.

In addition, the Amended Credit Agreement provides for a new senior secured term loan commitment of up to $125 million. The $125 million principal amount of such loan is expected to be drawn in July 2008 for the purpose of repurchasing the Company’s 3-5/8% Convertible Subordinated Notes due 2023, pursuant to an option of the holders of such notes to require Vishay to repurchase such notes on August 1, 2008. The principal amount of such term loan will be due as follows, provided that the Company draws the entire $125 million principal amount in July 2008:

January 1, 2009	$12.5 million
July 1, 2009	$12.5 million
January 1, 2010	$12.5 million
July 1, 2010	$12.5 million
January 1, 2011	$37.5 million
July 1, 2011	$37.5 million

Pursuant to the terms of the Amended Credit Agreement, there are no penalties for early payments of the term loan. Prepayments of the term loan principal would reduce all future principal payments under the term loan.

The borrowings under the new term loan commitment, based on current leverage ratios, will bear interest at LIBOR plus 2.50%.

The foregoing description is qualified in its entirety by reference to the Amended Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 – Other Events

On June 25, 2008, Vishay issued a press release regarding the Amended Credit Agreement described in Item 1.01 above, and the consequences of such amendment for the funding of the repurchase of the Company’s 3-5/8% Convertible Subordinated Notes due 2023 pursuant to the option of the holders to require Vishay to repurchase such notes on August 1, 2008.

A copy of the press release is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Vishay Intertechnology, Inc. Fourth Amended and Restated Credit Agreement.
99.1	Press Release dated June 25, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2008

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Richard N. Grubb
Name:	Richard N. Grubb
Title:	Executive Vice President and
Chief Financial Officer